Exhibit 10.8

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

among

LAGO EVERGREEN CREDIT, LLC,

LAGO EVERGREEN CREDIT,

LAGO EVERGREEN CREDIT-QP, LP,
(solely for purposes of Section 2.1 and Article V)

and

LAGO EVERGREEN CREDIT-AI, LP
(solely for purposes of Section 2.1 and Article V)

Dated as of February 28, 2025

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 28, 2025 (this “Agreement”), is made by and among LAGO Evergreen Credit, LLC, a Delaware limited liability company (the “Company”), LAGO Evergreen Credit, a Delaware statutory trust (the “Acquiror”), and, solely for purposes of Section 2.1 and Article V, LAGO Evergreen Credit-QP, LP, a Delaware limited partnership (the “Legacy Fund Member I”), and LAGO Evergreen Credit-AI, LP, a Delaware limited partnership (the “Legacy Fund Member II” and, together with Legacy Fund Member I, the “Legacy Fund Members”). Capitalized Terms used by not otherwise defined shall have the meaning ascribed to such terms in Article VIII.

RECITALS

WHEREAS, the Company is limited liability company formed under the Delaware Limited Liability Company Act (the “DLLCA”) and is operated in accordance with that certain Limited Liability Company Agreement dated as of July 9, 2024 by any among the Company and the Legacy Fund Members (the “Operating Agreement”);

WHEREAS, the Acquiror is a statutory trust formed under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as such act may be amended from time to time (the “Delaware Statutory Trust Act”);

WHEREAS, the Legacy Fund Members are vehicles through which various investors, including qualified purchasers (as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the “Investment Company Act”)) and accredited investors (as defined in the Securities Act of 1933, as amended (the “Securities Act”)), invest in the Company;

WHEREAS, following the Effective Time (as defined below), the Acquiror intends to elect to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act;

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, it is contemplated that the Company shall merge with and into the Acquiror, with the Acquiror as the surviving company in the merger (the “Merger”);

WHEREAS, immediately following the Effective Time, the Legacy Fund Members intend to distribute or cause to be distributed the Merger Consideration (as defined below) received (or deemed to be received) by them to their respective equity holders and thereafter liquidate;

WHEREAS, the Board of Trustees of the Acquiror (the “Acquiror Board”) unanimously (i) determined that this Agreement and the terms of the Merger and the related Transactions are advisable, fair to and in the best interests of the Acquiror and the holders of units of beneficial interest in the Acquiror (collectively, the “Shareholders” and the units of beneficial interest so held, the “Shares”), (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger), (iii) directed that the approval of this Agreement and the

Transactions (including the Merger) be submitted to the Shareholders for their review and approval, and (iv) resolved to recommend the approval of this Agreement and the Transactions (including the Merger) by the Shareholders;

WHEREAS, the Operating Agreement provides that, except as set forth therein or otherwise required by law, Lago Asset Manager, LLC, in its capacity as the manager of the Company (the “Manager”), has the sole right to manage the Company;

WHEREAS, the Manager (i) determined that this Agreement and the terms of the Merger and the related Transactions (including the Merger) are advisable, fair to and in the best interests of the Company and the holders of the limited liability company interests of the Company (the “Membership Interests,” and the holders thereof, the “Members”), and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger);

WHEREAS, the general partner of each Legacy Fund Member has determined that the entry into this Agreement, the distribution of the pro rata portion of the Merger Consideration to the equity holders of the relevant Legacy Fund Member and the subsequent dissolution and liquidation of the relevant Legacy Fund Member are advisable and in the best interests of such equity holders and have approved the same;

WHEREAS, the parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGER

1.1.       The Merger. Subject to the terms and conditions of this Agreement, in accordance with the DLLCA and the Delaware Statutory Trust Act, at the Effective Time, the Company shall merge with and into the Acquiror, and the separate existence of the Company shall cease. The Acquiror shall be the surviving company in the Merger and shall continue its existence as a statutory trust under the Delaware Statutory Trust Act.

1.2.       Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place by remote communication and by the exchange of signatures by electronic transmission on the date that is three (3) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed by the parties to this Agreement (the date on which the Closing actually occurs, the “Closing Date”).

1.3.       Effective Time. The Merger shall become effective at such date and time as set forth in the certificate of merger (the “Merger Certificate”) that shall be filed with, and accepted for record by, the Secretary of State of the State of Delaware (the “DE SOS”). The term

“Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Merger Certificate.

1.4.       Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the DLLCA and the Delaware Statutory Trust Act.

1.5.       Conversion of Membership Units and Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Acquiror or the holder of any of the following securities:

(a)       All Membership Interests of the Company that are issued and outstanding and are owned by the Acquiror or any of its subsidiaries immediately prior to the Effective Time shall be cancelled and shall cease to exist and no Shares or any other consideration shall be delivered in exchange therefor (such Membership Interests, the “Cancelled Interests”).

(b)       The Membership Interests issued and outstanding immediately prior to the Effective Time (excluding the Cancelled Interests) shall be automatically converted into an aggregate number of Shares (collectively, the “Merger Consideration”) equal to the result of (i) the net asset value of the Company determined in accordance with Section 2.3 below, divided by (ii) $25.00. Each Legacy Fund Member shall be entitled to receive its pro rata share of the Merger Consideration based on its percentage interest in the Company as of immediately prior to the Effective Time, which percentage interests shall be reflected in Exhibit A (in the case of Legacy Fund I) or Exhibit B (in the case of Legacy Fund II), as applicable; provided, however, that for the sake of administrative convenience, the Merger Consideration to which each Legacy Fund Member shall be entitled shall be further allocated and distributed in accordance with Section 2.1 below.

(c)       All Membership Interests converted into the right to receive the Merger Consideration pursuant to this ARTICLE I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each holder of a Membership Interest immediately prior to the Effective Time shall cease to have any rights with respect to such Membership Interest other than the right to receive the Merger Consideration.

1.6.       Organizational Documents. The Declaration of Trust and Bylaws of the Acquiror (the “Acquiror Organizational Documents”), as in effect immediately prior to the Effective Time, shall be the organizational documents of the Acquiror, as the surviving company in the Merger, as of immediately after consummation of the Merger, and shall be the organizational documents of the Acquiror until thereafter amended in accordance with applicable Law and the terms of the Acquiror Organizational Documents.

1.7.       Trustees and Officers. Subject to applicable Law, the trustees and officers of the Acquiror as of immediately prior to the Effective Time shall be the trustees and officers of the Acquiror as of immediately after consummation of the Merger and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal, or adjudication of legal incompetence.

ARTICLE II

MERGER CONSIDERATION

2.1.       Delivery of Merger Consideration.

(a)       As soon as reasonably practicable following the Closing, the Acquiror shall issue the Merger Consideration to each Member who, immediately prior to the Effective Time, owned a Membership Interest; provided, however, that for the sake of administrative convenience, (i) the portion of the aggregate Merger Consideration otherwise issuable to Legacy Fund Member I shall be issued directly to the equity owners of Legacy Fund Member I in accordance with Section 2.1(b) below; and (ii) the portion of the aggregate Merger Consideration otherwise issuable to Legacy Fund Member II shall be issued directly to the equity owners of Legacy Fund Member II in accordance with Section 2.1(b) below.

(b)       Notwithstanding the rights of each Legacy Fund Member to receive its respective pro rata share of the Merger Consideration in accordance with Section 1.5(b) above, for the sake of administrative convenience each Legacy Fund Member agrees that the Acquiror shall issue the Merger Consideration (i) with respect to the Membership Interest held by Legacy Fund Member I, directly to the limited partners of Legacy Fund Member I pro rata according to the percentages set forth on Exhibit A; and (ii) with respect to the Membership Interest held by Legacy Fund Member II, to the limited partners of Legacy Fund Member II pro rata according to the percentage interests in Legacy Fund Member II set forth on Exhibit B. For all purposes, the Merger Consideration shall be deemed to have been issued to, and received by, the relevant Legacy Fund Member and thereafter distributed to the respective equity holders of such Legacy Fund Member.

(c)       Promptly following the issuance of the Merger Consideration in accordance with the foregoing Section 2.1(b), each Legacy Fund Member shall take such steps as may be reasonably necessary to effect the dissolution and liquidation of the Legacy Fund Members.

2.2.       No Further Ownership Rights; Transfers. All Merger Consideration paid by the Acquiror in accordance with the terms of ARTICLE I and ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to Membership Interests in respect of which such Merger Consideration was paid. From and after the Effective Time, the unit transfer books of the Company shall be closed with respect to, and there shall be no further transfers on the transfer books of the Company of, the Membership Interests that were issued and outstanding immediately prior to the Effective Time.

2.3.       Net Asset Value Calculation.

(a)       The Company shall deliver to the Acquiror a calculation of the net asset value of the Company, as of a date mutually agreed between the Acquiror and the Company, such date to be no earlier than forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (or partners capital or similar determination), historically used by the Company in preparing the calculation of the net asset value (or partners capital or similar determination) of the Company (with an accrual for any dividend declared by the Company and not yet paid) (the “Closing Company Net Asset Value”); provided that the Company shall update the calculation of the Closing Company Net Asset Value in the event that the Closing is subsequently materially delayed or there is a material change to the Closing Company Net Asset Value prior to the Closing (including any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing Company Net Asset Value is determined within forty-eight (48) hours (excluding Sundays and holidays) prior to the Effective Time.

(b)       In connection with preparing the calculation provided pursuant to this Section 2.3, the Company shall use the portfolio valuation methods used by the Managing Member for valuing the securities and other assets of the Company as of December 31, 2024.

(c)       The Company shall afford the Acquiror and its representatives, upon reasonable request, reasonable access to the individuals who have prepared the calculation provided pursuant to this Section 2.3 and to the information, books, records, work papers and back-up materials used or useful in preparing such calculation, including without limitation any reports prepared by valuation agents, in order to assist the Acquiror with its review of such calculation.

2.4.       No Liability. None of the Acquiror, the Company, or any other Person shall be liable to any Person in respect of any Merger Consideration delivered to a Governmental Entity pursuant to any applicable abandoned property, escheat or similar Law.

2.5.       Withholding Rights. The Acquiror and agents, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of Membership Interests such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Acquiror that:

3.1.       Organization.

(a)       The Company is a limited liability company duly formed and in good standing under the DLLCA. The Company has the requisite power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

(b)       A true, complete and correct copy of the certificate of formation and limited liability company operating agreement (the “Company Organizational Documents”), as in effect as of the date of this Agreement, have previously been made available to the Company.

3.2.       Capitalization. Interests in the Company are held in the form of Membership Interests, all of which are held by the Legacy Fund Members in the percentages set forth in Exhibit A and Exhibit B, as applicable, as of the date hereof. All of the issued and outstanding Membership Interests have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to the Company attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which shareholders of the Company may vote (“Company Voting Debt”) is issued or outstanding. As of the Company Capitalization Date, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any Membership Interests, Company Voting Debt or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any Membership Interests, Company Voting Debt or other equity securities of the Company. There are no obligations of the Company (i) to repurchase, redeem or otherwise acquire any Membership Interests, Company Voting Debt or any equity security of the Company or any securities representing the right to purchase or otherwise receive any Membership Interests, Company Voting Debt or any other equity security of the Company or (ii) pursuant to which the Company is or could be required to register Membership Interests or other securities under the Securities Act. All of the outstanding Membership Interests have been issued in compliance with applicable Law in all material respects.

3.3.       Authority; No Violation.

(a)       The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the Manager. The Manager (i) determined that this Agreement and the terms of the Merger and the related Transactions are advisable, fair to and in the best interests of the Company and its shareholders, and (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger. The Merger and the other Transactions have been authorized by all necessary limited liability company act action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exception”)).

(b)       Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions, nor the performance of this Agreement by the Company, will (i) violate any provision of the Company Organizational Documents or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to the Company or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the properties or assets of the Company under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which the Company is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to be material to the Company.

3.4.       Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by the Company of the Merger and the other Transactions, except for (a) the filing of the Merger Certificate with, and the acceptance for the record of the Merger Certificate by, the DE SOS, and (b) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company.

3.5.       Broker’s Fees. Neither the Company nor any of directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other Transactions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR

The Acquiror hereby represents and warrants to the Company that:

4.1.       Organization.

(a)       The Acquiror is a statutory trust duly formed and validly existing and in good standing under the Delaware Statutory Trust Act.

(b)       A true, complete and correct copy of the Acquiror Organizational Documents, as in effect as of the date of this Agreement, have previously been made available to the Company.

4.2.       Authority; No Violation.

(a)       The Acquiror has all requisite statutory trust power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly approved by the Acquiror Board. The Acquiror Board has unanimously (i) determined that this Agreement and the terms of the Merger and the related Transactions are advisable, fair to and in the best interests of the Acquiror and the Acquiror’s shareholders, (ii) approved, adopted and declared advisable this Agreement and the Transactions (including the Merger), and (iii) resolved to recommend the approval of the Transactions (including the Merger) by the Acquiror’s shareholders. Subject to the approval of the Acquiror’s shareholders, the Merger and the other Transactions have been authorized by all necessary trust action on the part of the Acquiror. This Agreement has been duly and validly executed and delivered by the Acquiror and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes the valid and binding obligation of the Acquiror, enforceable against the Acquiror in accordance with its terms (except as may be limited by the Enforceability Exception).

(b)       Neither the execution and delivery of this Agreement by the Acquiror, nor the consummation of the Transactions, nor the performance of this Agreement by the Acquiror, will (i) violate any provision of the Acquiror Organizational Documents or (ii) (A) violate any Law or Order applicable to the Acquiror or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of the Acquiror under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which the Acquiror is a party or by which its properties or assets is bound except, with respect to clause (ii), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror.

4.3.       Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by the Acquiror of the Merger and the other Transactions, except for, to the extent required by Law, (a) the filing of the Merger Certificate with, and the acceptance for the record of the Merger Certificate by, the DE SOS, and (b) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Acquiror.

4.4.       Broker’s Fees. Neither the Acquiror nor any of its trustees, officers or agents have utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or the other Transactions.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE LEGACY FUND MEMBERS

Each Legacy Fund Member hereby represents and warrants, as to itself, to the Company and the Acquiror that:

5.1.       Organization; Ownership of Membership Interests.

(a)       The Legacy Fund Member is a limited partnership organized and validly existing under the Laws of the State of Delaware and in good standing with the DE SOS. The Legacy Fund Member has the requisite limited partnership power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted.

(b)       The Legacy Fund Member owns the Membership Interests reflected on Exhibit A or Exhibit B, as applicable, free and clear of all Liens.

5.2.       Authority; No Violation.

(a)       The Legacy Fund Member has all requisite limited partnership power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the general partner of the Legacy Fund Member. This Agreement has been duly and validly executed and delivered by the Legacy Fund Member and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes the valid and binding obligation of the Legacy Fund Member, enforceable against the Legacy Fund Member in accordance with its terms (except as may be limited by the Enforceability Exception).

(b)       Neither the execution and delivery of this Agreement by the Legacy Fund Member, nor the consummation of the Transactions, nor the performance of its obligations under this Agreement by the Legacy Fund Member, will (i) violate any provision of the organizational documents of the Legacy Fund Member or (ii) violate any Law or Order applicable to the Legacy Fund Member.

(c)       No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by the Legacy Fund Member, except for any such consents, approvals, filings or registrations with the DE SOS required for the dissolution and liquidation of the Legacy Fund Member and except for consents, approvals, filings or registrations the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to the Company or the Acquiror.

ARTICLE VI
CONDITIONS PRECEDENT

6.1.       Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:

(a)       Acquiror Shareholder Approval. The Acquiror Shareholder Approval shall have been obtained.

(b)       No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Merger or any of the other Transactions shall be in effect.

(c)       No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Merger or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Merger or any of the other Transactions.

(d)       Net Asset Value Determination. The determination of the Closing Company Net Asset Value shall have been completed in accordance with Section 2.3.

6.2.       Conditions to Obligations of the Acquiror to Effect the Merger. The obligations of the Acquiror to effect the Merger are also subject to the satisfaction or waiver by the Acquiror, at or prior to the Effective Time, of the following conditions:

(a)       Representations and Warranties of the Company. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)       Performance of Obligations of the Company. The Company shall have performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)       Receipt of Company Certificate. The Acquiror shall have received a certificate signed on behalf of the Company by the Manager of the Company to the effect that the conditions set forth in Sections 6.2(a) and (b), have been satisfied.

(d)       Receipt of FIRPTA Certificate. The Company shall have delivered a duly executed certificate pursuant to Treasury Regulations Section 1.1445-2(c)(3) stating that the Company is not nor has it been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c) of the Code.

6.3.       Conditions to Obligations of the Company to Effect the Merger. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company, at or prior to the Effective Time, of the following conditions:

(a)       Representations and Warranties of the Acquiror. The representations and warranties of the Acquiror shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).

(b)       Performance of Obligations of the Acquiror. The Acquiror shall have performed in all material respects its obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)       Receipt of Acquiror Certificate. The Company shall have received a certificate signed on behalf of the Acquiror by a duly authorized officer of the Acquiror to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

6.4.       Frustration of Closing Conditions. Neither the Acquiror nor the Company may rely on the failure of any condition set forth in this Article VI to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other Transactions.

ARTICLE VII

TERMINATION AND AMENDMENT

7.1.       Termination. This Agreement may be terminated at any time prior to the Effective Time:

(a)       by mutual written consent of the Company and the Acquiror;

(b)       by either the Company or the Acquiror, if the Merger shall not have been consummated on or before June 30, 2025 (the “Outside Date”);

(c)       by the Company, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Acquiror, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Sections 6.3(a) or 6.3(b), and such breach is not curable prior to the Outside Date or if curable prior to the Outside Date, has not been cured within thirty (30) days after the giving of notice thereof by the Company to the Acquiror; or

(d)       by the Acquiror, if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the Company, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Sections 6.2(a) or (b), and such breach is not curable prior to the Outside Date or if curable prior to the Outside Date, has not been cured within thirty (30) days after the giving of notice thereof by the Acquiror to the Company;

The party desiring to terminate this Agreement pursuant to Section 7.1 shall give written notice of such termination to the other party in accordance with Section 9.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

7.2.       Effect of Termination. In the event of termination of this Agreement by either the Company or the Acquiror as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and no party shall any liability of any nature whatsoever under this Agreement.

7.3.       Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the Transactions (including the Merger) shall be paid by the party incurring such expenses, regardless of whether the Transactions (including the Merger) are consummated.

7.4.       Amendment. This Agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties.

7.5.       Extension; Waiver. At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

ARTICLE VIII

CERTAIN DEFINITIONS

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person is a party or by which it may be bound.

“Governmental Entity” means any federal, state, local or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, Order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to the Acquiror or the Company, as the case may be, any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party, or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger and the other Transactions.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon imposed by any taxing authority.

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

ARTICLE IX

GENERAL PROVISIONS

9.1.       Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

9.2.       Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company, to:

10 S. Wacker Drive, Suite 3540
Chicago, Illinois 60606
Attention: Tim Gottfried
Email:

with a copy, which will not constitute notice, to:

Eversheds Sutherland (US) LLP
700 Sixth St. NW, Ste. 600
Attention: Stephani Hildebrandt, Esq.
Email: StephaniHildebrandt@eversheds-sutherland.us

If to the Acquiror, to:

10 S. Wacker Drive, Suite 3540
Chicago, Illinois 60606
Attention: Tim Gottfried
Email:

with a copy, which will not constitute notice, to:

Eversheds Sutherland (US) LLP
700 Sixth St. NW, Ste. 600
Attention: Stephani Hildebrandt, Esq.
Email: StephaniHildebrandt@eversheds-sutherland.us

If to the Legacy Fund Members, to:

10 S. Wacker Drive, Suite 3540
Chicago, Illinois 60606
Attention: Tim Gottfried
Email:

with a copy, which will not constitute notice, to:

Eversheds Sutherland (US) LLP
700 Sixth St. NW, Ste. 600
Attention: Stephani Hildebrandt, Esq.
Email: StephaniHildebrandt@eversheds-sutherland.us

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

9.3.       Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4.       Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), once executed, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

9.5.       Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Court of Chancery of the State of Delaware, or if jurisdiction over the matter is vested exclusively in federal courts, the federal courts in the State of Delaware and the appellate courts to which Orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no Representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 9.6.

9.6.       Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

9.7.       Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Delaware, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

[Signature Page Follows]

EXECUTION COPY

IN WITNESS WHEREOF, the Acquiror, the Company and the Legacy Fund Members have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

LAGO EVERGREEN CREDIT, LLC

By:	/s/ Tim Gottfried
Name: Tim Gottfried
Title:

LAGO EVERGREEN CREDIT

By:	/s/ Tim Gottfried
Name: Tim Gottfried
Title: Trustee

LAGO EVERGREEN CREDIT-QP, LP

By:	/s/ Tim Gottfried
Name: Tim Gottfried
Title: General Partner

LAGO EVERGREEN CREDIT-AI, LP

By:	/s/ Tim Gottfried
Name: Tim Gottfried
Title: General Partner

[Exhibit A to Agreement and Plan of Merger]

[Exhibit B to Agreement and Plan of Merger]